      As filed with the Securities and Exchange Commission on November 22, 2000

                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------


                       D & K Healthcare Resources, Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                                    43-1465483
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

          8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105
         ------------------------------------------------------------

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               AMENDED & RESTATED 1992 LONG TERM INCENTIVE PLAN
         ------------------------------------------------------------
                           (Full title of the plans)

                            J. Hord Armstrong, III
                       D & K Healthcare Resources, Inc.
                        8000 Maryland Avenue, Suite 920
                              St. Louis, MO 63105
                    (Name and Address of Agent for Service)

                                (314) 727-3485
         (Telephone Number, Including Area Code, of Agent for Service)
                                   Copy to:
                               John Gillis, Esq.
                            Armstrong Teasdale LLP
                      One Metropolitan Square, Suite 2600
                        St. Louis, Missouri 63102-2740
                                (314) 621-5070

                        CALCULATION OF REGISTRATION FEE

                                                               Amount of     Proposed Maximum     Proposed Maximum      Amount of
                                                            Shares To Be   Offering Price Per   Aggregate Offering     Registration
Title of Securities To Be Registered                          Registered(1)       Share (2)            Price (2)          Fee  (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share, and associated          650,000           $15.375          $9,993,750.00         $2,739.00
 preferred stock purchase rights
===================================================================================================================================

(1) Plus such additional shares and rights as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and 457(c) and based upon the average of high and low trading prices of registrant's Common Stock as quoted on the Nasdaq National Market on November 16, 2000.

(3) Includes a minimum registration fee of $100 for the preferred stock purchase rights.

                                EXPLANATORY NOTE

     This registration statement is being filed to register an additional 650,000 shares of D & K Healthcare Resources, Inc. ("D & K") common stock and associated preferred stock purchase rights in connection with D & K's Amended and Restated 1992 Long Term Incentive Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, D & K incorporates by reference the contents of D & K's Registration Statement on Form S-8 (File No. 33-88714) as filed with the Securities and Exchange Commission on January 24, 1995, except as may be modified by the information set forth in this document.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees, and agents of D & K may be indemnified against liabilities that they incur in such capacity.

     Article VIII of D & K's Restated Certificate of Incorporation and Article VII of D & K's Bylaws provide for indemnification of directors and officers of D & K.

     In addition, D & K maintains directors' and officers' liability insurance for the benefit of its directors and officers.

     ITEM 8.   EXHIBITS.

  The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 9, 2000.

                              D & K HEALTHCARE RESOURCES, INC.
                              (Registrant)

                              By:      /s/ J. Hord Armstrong III
                                  ------------------------------------
                              J. Hord Armstrong, III
                              Chairman of the Board and Chief
                              Executive Officer
                              (Principal Executive Officer)

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of D & K Healthcare Resources, Inc., hereby severally constitute and appoint J. Hord Armstrong, III and Thomas
S. Hilton and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign D & K Healthcare Resources, Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.



November 9, 2000          /s/ J. Hord Armstrong III    Chairman, Chief
                          -------------------------    Executive Officer and
                           J. Hord Armstrong, III      Director

November 9, 2000          /s/ Thomas S. Hilton         Senior Vice President
                          -------------------------    and Chief Financial
                          Thomas S. Hilton             Officer

November 9, 2000          /s/ Martin D. Wilson         President, Chief
                          -------------------------    Operating Officer and
                          Martin D. Wilson             Director


November 9, 2000          /s/ Richard F. Ford          Director
                          -------------------------
                          Richard F. Ford


November 9, 2000          /s/ Harvey C. Jewett, IV     Director
                          -------------------------
                          Harvey C. Jewett, IV


November 9, 2000          /s/ Robert E. Korenblat      Director
                          -------------------------
                          Robert E. Korenblat


November   , 2000                                      Director
                          -------------------------
                          Bryan H. Lawrence


November 9, 2000          /s/ Thomas F. Patton,        Director
                          Ph. D.
                          -------------------------
                          Thomas F. Patton, Ph.D.


November   , 2000                                      Director
                          -------------------------
                          Louis B. Susman


November 9, 2000          /s/ James M. Usdan           Director
                          -------------------------
                          James M. Usdan

                                 EXHIBIT INDEX
                                 -------------


Exhibit          Description
-----------      ---------------------------------------------------------

4 Form of Rights Agreement dated as of November 12, 1998 between registrant and Harris Trust and Savings Bank as Rights Agent, filed as an exhibit to Form 8-K dated November 17, 1998.

5 Opinion of Armstrong Teasdale LLP regarding legality of shares being registered.

15                Omitted - Inapplicable

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Armstrong Teasdale LLP (incorporated in Exhibit 5)

24                Powers of Attorney (See Signature Page).